Exhibit 99.1

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Radiant Systems, Inc. Reports Second Quarter Results

Record Company revenue results in adjusted earnings of $0.13 per diluted share in the second quarter

ATLANTA--(BUSINESS WIRE)--July 26, 2006--Radiant Systems, Inc. (NASDAQ:RADS), a leading provider of innovative technology for the hospitality and retail industries, today announced financial results for the second quarter and six months ended June 30, 2006.

Summary financial results for the second quarter of 2006 are as follows:

•	Total revenues for the period were $54.9 million, an increase of 39 percent over revenues of $39.5 million for the same period in 2005.
•
Net income for the period, including the impact of employee stock option expense, was $11.6 million, or approximately $0.35 per diluted share, an increase of $10.4 million, or $0.31 per diluted share, compared to the same period in 2005.

•
Adjusted net income (non-GAAP) for the period, which excludes amortization of acquisition-related intangible assets, non-recurring items, the impact of changes in the valuation allowance against deferred tax assets and compensation expense related to the issuance of employee stock options, was $4.3 million, or $0.13 per diluted share, an increase of $1.3 million, or $0.03 per diluted share, compared to the same period in 2005.

•
During the period, the Company recorded two significant one-time items: a lease restructuring charge of $1.7 million associated with the relocation of a group to new facilities; and a gain of $11.3 million associated with the removal of the valuation allowance against the Company’s deferred tax assets. These two one-time items have been excluded from adjusted net income (non-GAAP) for the period.

Summary year to date financial results for the six month period ended June 30, 2006 are as follows:

•	Total revenues for the period were $103.9 million, an increase of 35 percent over revenues of $76.9 million for the same period in 2005.
•
Net income for the period, including the impact of employee stock option expense, was $12.3 million, or approximately $0.37 per diluted share, an increase of $9.9 million, or $0.29 per diluted share, compared to the same period in 2005.

•
Adjusted net income (non-GAAP) for the period, which excludes amortization of acquisition related intangible assets, non-recurring items, the impact of changes in the valuation allowance against deferred tax assets and compensation expense related to the issuance of employee stock options, was $7.7 million, or $0.23 per diluted share, an increase of $2.2 million, or $0.05 per diluted share, compared to the same period in 2005.

John Heyman, the Company's chief executive officer said, “We are very pleased with the reception our offerings are seeing in the marketplace, as indicated by another record revenue quarter. New product introductions increased sales activity and complementary acquisitions have been key drivers of our growth. ”

Heyman added, “We continue to see strong demand across our segments. Our pipeline is growing, our customer base is diverse and our products are delivering strong returns for our customers. Additionally, we have seen good progress with the integration and the financial contribution of both MenuLink and Synchronics. These factors should result in increased revenues and earnings throughout the year.”

“We are very pleased with the progression of our overall financial model,” said Mark Haidet, the Company's chief financial officer. “We continue to execute well on increasing our operating leverage and working capital management. Year to date we have purchased approximately 453,000 shares of common stock under our stock repurchase program at an average market price of $10.91 per share, representing a long term value-creation opportunity for our shareholders.”

Haidet continued, “Based on our results in the quarter as well as our strong pipeline and visibility into the business, we are updating our guidance for 2006.”

The Company’s updated guidance is as follows:

	Revenue Range (millions)	Adjusted Earnings (non-GAAP) / Share Range
Quarter ending September 30, 2006	$55-$57	$.13 - $.15
Year ending Dec. 31, 2006 - previous	$210 - $218	$.48 - $.55
Year ending Dec. 31, 2006 - updated	$213 - $218	$.50 - $.55

Commencing in the first quarter of 2006, the Company implemented the Statement of Financial Accounting Standards No. 123R ("FAS 123R"). FAS 123R requires companies to expense the fair value of grants made under stock option programs over the vesting period of the options. This share-based compensation expense is a non-cash expense. The Company utilized the "Modified Prospective Application" transition method to adopt FAS 123R, which did not require retroactive restatement of previously issued financial statements. In its press releases, the Company reports its net income and earnings per share during fiscal year 2006 on both Generally Accepted Accounting Principles ("GAAP") (which includes the share-based compensation charge, which represents the non-cash stock option expense) and non-GAAP (which excludes the share-based compensation charge) bases in order to facilitate analysis of the business and meaningful period-to-period comparison.

On October 6, 2005 the Company completed its acquisition of MenuLink Computer Solutions, Inc. (“MenuLink”). All MenuLink operations are included in the Company’s 2005 financial statements as of the date of the acquisition. On January 3, 2006, the Company completed the acquisition of substantially all of the assets of Synchronics, Inc. (“Synchronics”). All Synchronics operations are included in the Company’s 2006 financial statements as of the date of the acquisition.

The Company provides adjusted net income and adjusted net income per share in this press release as additional information relating to the Company's operating results. The measures are not in accordance with, or an alternative for GAAP and may be different from adjusted net income and adjusted net income per share measures used by other companies. Net income has been adjusted to exclude amortization of acquisition-related intangible assets, non-recurring items and compensation expense related to the issuance of employee stock options. The Company believes that this non-GAAP presentation provides useful information to investors regarding certain additional financial and business trends relating to the Company's financial condition and results of operations, and valuable insight into the Company’s ongoing operations and earnings power.

Radiant will hold its second quarter 2006 conference call today at approximately 5 p.m. Eastern Time. This call is being webcast by CCBN and can be accessed at Radiant's Web site at http://phx.corporate-ir.net/phoenix.zhtml?c=115271&p=irol-irhome. The call will also be available via telephone at 1-888-587-0679 - reference ID# 2690012.

Radiant Systems, Inc. (www.radiantsystems.com) is a leader in providing innovative technology to the hospitality and retail industries. Offering unmatched reliability and ease of use, Radiant's hardware and software products have been deployed in over 60,000 sites across more than 100 countries. Radiant has approximately 900 employees worldwide, 325 certified sales and service partners and over 1,800 field service representatives. Founded in 1985, the Company is headquartered in Atlanta with regional offices throughout the United States as well as in Europe, Asia and Australia.

Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations, including the Company's projected revenues and earnings per share guidance; (iii) the Company's growth strategy and operating strategy; (iv) the Company's new or future product offerings, and (v) the declaration and payment of dividends. The words "may," "would," "could," "will," "expect," "estimate," "anticipate," "believe," "intend," "plans," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control. Actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are the Company's reliance on a small number of clients for a large portion of its revenues, fluctuations in its quarterly results, its ability to continue and manage its growth, liquidity and other capital resources issues, competition and the other factors discussed in detail in the Company's periodic filings with the Securities and Exchange Commission.

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RADIANT SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

ASSETS

	June 30,	December 31,
	2006	2005

Current assets
Cash and cash equivalents	$10,854	$17,641
Accounts receivable, net	32,627	27,559
Inventories	26,268	18,093
Deferred tax ssets	3,826	-
Other short-term assets	2,234	2,287
Total current assets	75,809	65,580

Property and equipment, net	13,095	9,607
Software development costs, net	3,059	2,249
Deferred tax assets, non-current	10,414	-
Goodwill	61,420	44,239
Intangibles, net	27,542	20,537
Other long-term assets	227	293

Total assets	$191,566	$142,505

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Short-term debt facility	1,800	-
Current portion of long-term debt	7,271	4,329
Accounts payable and accrued liabilities	33,142	23,992
Accrued contractual obligations and payables due to RelatedParty	2,962	1,947
Customer deposits and unearned revenue	14,358	12,490
Total current liabilities	59,533	42,758

Client deposits and deferred revenues, net of current portion	282	376
Long-term debt, less current portion	24,084	14,133
Other long-term liabilities	1,138	805
Total liabilities	85,037	58,072

Shareholders' equity
Common stock, no par value; 100,000,000 shares authorized;
30,697,132 and 30,094,973 shares issued and outstanding, respectively	-	-
Additional paid-in capital	134,251	124,744
Accumulated other comprehensive loss	(28)	(287)
Accumulated deficit	(27,694)	(40,024)
Total shareholders' equity	106,529	84,433

Total liabilities and shareholders' equity	$191,566	$142,505

RADIANT SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the three months ended June 30,
	2006				2006
	GAAP	Adjustments			Non-GAAP
Revenues:
System sales	$32,088				$32,088
Client support, maintenance and other services	22,789				22,789
Total revenues	54,877				54,877

Cost of revenues:
System sales	16,570	(134)	(a	)	16,436
Client support, maintenance and other services	14,065	(50)	(a	)	14,015
Total cost of revenues	30,635	(184)			30,451

Gross profit	24,242	184			24,426

Operating Expenses:
Product development	5,377	(152)	(a	)	5,225
Sales and marketing	6,601	(196)	(a	)	6,405
Depreciation of fixed assets	801				801
Amortization of intangible assets	2,047	(2,047)	(b	)	-
Lease restructuring charges	1,663	(1,663)	(c	)	-
General and administrative	6,620	(327)	(a	)	6,293
Total operating expenses	23,109	(4,385)			18,724

Income from operations	1,133	4,569			5,702

Interest and other expense, net	625				625

Income from operations before income taxes	508	4,569			5,077

Income tax benefit (provision)	11,139	(11,906)	(d	)	(767)

Net income	$11,647	(7,337)			$4,310

Net income per share
Basic	$0.38				$0.14
Diluted	$0.35				$0.13

Weighted average shares outstanding:
Basic	30,994				30,994
Diluted	32,893				32,893

	For the three months ended June 30,
	2005				2005
	GAAP	Adjustments			Non-GAAP

Revenues:
System sales	$21,752				$21,752
Client support, maintenance and other services	17,773				17,773
Total revenues	39,525				39,525

Cost of revenues:
System sales	11,143				11,143
Client support, maintenance and other services	11,725				11,725
Total cost of revenues	22,868	-			22,868

Gross profit	16,657				16,657

Operating Expenses:
Product development	3,336				3,336
Sales and marketing	4,504				4,504
Depreciation of fixed assets	815				815
Amortization of intangible assets	1,283	(1,283)	(b	)	-
Impairment of HotelTools software	550	(550)	(c	)	-
Lease restructuring charges	-				-
General and administrative	4,488				4,488
Total operating expenses	14,976	(1,833)			13,143

Income from operations	1,681	1,833			3,514

Interest and other expense, net	211				211

Income from operations before income taxes	1,470	1,833			3,303

Income tax provision	241	91	(d	)	332

Net income	$1,229	1,742			$2,971

Net income per share
Basic	$0.04				$0.10
Diluted	$0.04				$0.10

Weighted average shares outstanding:
Basic	29,231				29,231
Diluted	31,199				31,199

	For the six months ended June 30,
	2006				2006
	GAAP	Adjustments			Non-GAAP
Revenues:
System sales	$58,527				$58,527
Client support, maintenance and other services	45,387				45,387
Total revenues	103,914				103,914

Cost of revenues:
System sales	30,622	(227)	(a	)	30,395
Client support, maintenance and other services	26,831	(103)	(a	)	26,728
Total cost of revenues	57,453	(330)			57,123

Gross profit	46,461	330			46,791

Operating Expenses:
Product development	11,004	(318)	(a	)	10,686
Sales and marketing	12,831	(352)	(a	)	12,479
Depreciation of fixed assets	1,542				1,542
Amortization of intangible assets	4,094	(4,094)	(b	)	-
Lease restructuring charges	1,663	(1,663)	(c	)	-
General and administrative	12,615	(634)	(a	)	11,981
Total operating expenses	43,749	(7,061)			36,688

Income from operations	2,712	7,391			10,103

Interest and other expense, net	1,242				1,242

Income from operations before income taxes	1,470	7,391			8,861

Income tax benefit (provision)	10,860	(12,050)	(d	)	(1,190)

Net income	$12,330	(4,659)			$7,671

Net income per share
Basic	$0.40				$0.25
Diluted	$0.37				$0.23

Weighted average shares outstanding:
Basic	30,916				30,916
Diluted	33,060				33,060

	For the six months ended June 30,
	2005				2005
	GAAP	Adjustments			Non-GAAP

Revenues:
System sales	$42,154				$42,154
Client support, maintenance and other services	34,710				34,710
Total revenues	76,864				76,864

Cost of revenues:
System sales	21,772				21,772
Client support, maintenance and other services	22,985				22,985
Total cost of revenues	44,757	-			44,757

Gross profit	32,107				32,107

Operating Expenses:
Product development	6,309				6,309
Sales and marketing	8,715				8,715
Depreciation of fixed assets	1,626				1,626
Amortization of intangible assets	2,566	(2,566)	(b	)	-
Impairment of HotelTools software	550	(550)	(c	)	-
Lease restructuring charges	-				-
General and administrative	9,048				9,048
Total operating expenses	28,814	(3,116)			25,698

Income from operations	3,293	3,116			6,409

Interest and other expense, net	468				468

Income from operations before income taxes	2,825	3,116			5,941

Income tax provision	424	91	(d	)	515

Net income	$2,401	3,025			$5,426

Net income per share
Basic	$0.08				$0.19
Diluted	$0.08				$0.18

Weighted average shares outstanding:
Basic	29,240				29,240
Diluted	30,802				30,802

(a) The Company adopted SFAS 123(R) on January 1, 2006 using the Modified Prospective Method, which requires us to expense the fair value of grants made under stock option programs over the vesting period of the options. Previously we did not record compensation expense for employee stock options. The 2006 adjustments to costs of sales and operating expenses represent stock-based compensation expense recorded during the period. Total stock-based compensation expense during the three month and six month periods ended June 30, 2006 was approximately $0.9 million and $1.7 million, respectively, on a pre-tax basis.

(b) Adjustment represents the exclusion of amortization of intangible assets from non-GAAP results.

(c) These items are considered non-recurring charges.

(d) Tax effect of the non-GAAP adjustments described and elimination of the benefit related to the removal of a substantial portion of the allowance against deferred tax assets recognized in the second quarter of 2006.